Exhibit 97.1 DRIVEN BRANDS HOLDINGS INC. RULE 10D-1 CLAWBACK POLICY Recoupment of Incentive-Based Compensation It is the policy of Driven Brands Holdings Inc. (the “Company”) that, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period) due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover on a reasonably prompt basis the amount of any Incentive-Based Compensation Received by a Covered Executive during the Recovery Period that exceeds the amount that otherwise would have been Received had it been determined based on the restated financial statements. Policy Administration and Definitions This Policy is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, subject to ratification by the independent members of the Board of Directors with respect to application of this Policy to the Company’s Chief Executive Officer, and is intended to comply with, and as applicable to be administered and interpreted consistent with, and subject to the exceptions set forth in, Listing Rule 5608 adopted by the Nasdaq Stock Market to implement Rule 10D-1 under the Securities Exchange Act of 1934, as amended (collectively, “Rule 10D-1”). For purposes of this Policy: “Incentive-Based Compensation” means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was Received by a person (i) on or after October 2, 2023 and after the person began service as a Covered Executive, and (ii) who served as a Covered Executive at any time during the performance period for the Incentive-Based Compensation. A financial reporting measure is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based in whole or in part on the Company’s stock price or total shareholder return. Incentive-Based Compensation is deemed to be “Received” in the fiscal period during which the relevant financial reporting measure is attained, regardless of when the compensation is actually paid or awarded. “Covered Executive” means any “executive officer” of the Company as defined under Rule 10D-1.

2 “Recovery Period” means the three completed fiscal years immediately preceding the date that the Company is required to prepare the accounting restatement described in this Policy, as determined pursuant to Rule 10D-1, and any transition period of less than nine months that is within or immediately following such three fiscal years. If the Committee determines the amount of Incentive-Based Compensation Received by a Covered Executive during a Recovery Period exceeds the amount that would have been Received if determined or calculated based on the Company’s restated financial results, such excess amount of Incentive-Based Compensation shall be subject to recoupment by the Company pursuant to this Policy. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the Committee will determine the amount based on a reasonable estimate of the effect of the accounting restatement on the relevant stock price or total shareholder return. In all cases, the calculation of the excess amount of Incentive-Based Compensation to be recovered will be determined on a pre-tax basis. The Company will maintain and will provide to The Nasdaq Stock Market documentation of all determinations and actions taken in complying with this Policy. Any determinations made by the Committee under this Policy shall be final and binding on all affected individuals. The Company may effect any recovery pursuant to this Policy by requiring payment of such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Committee determines to be appropriate. The Company need not recover the excess amount of Incentive-Based Compensation if and to the extent that the Committee determines that such recovery is impracticable, subject to and in accordance with any applicable exceptions under the Nasdaq Stock Market listing rules and not required under Rule 10D-1, including if the Committee determines that the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered after making a reasonable attempt to recover such amounts. The Company is authorized to take appropriate steps to implement this Policy with respect to Incentive-Based Compensation arrangements with Covered Executives. Any right of recoupment or recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any other policy, any employment agreement or plan or award terms, and any other legal remedies available to the Company; provided that the Company shall not recoup amounts pursuant to such other policy, terms or remedies to the extent it is recovered pursuant to this Policy. The Company shall not indemnify any Covered Executive against the loss of any Incentive-Based Compensation pursuant to this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Executives to fund potential clawback obligations under this Policy. Committee Indemnification Any members of the Committee, and any other members of the Board who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company policy with respect to any such action,

3 determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy. Successors This Policy shall be binding and enforceable against all Covered Executives and their successors, beneficiaries, heirs, executors, administrators, or other legal representatives.\

4 Acknowledgement – Observed practice is mixed with regard to requiring a Covered Executive to execute an acknowledgement of the Policy. Below is a sample acknowledgement. ACKNOWLEDGMENT TO DRIVEN BRANDS HOLDINGS INC RULE 10D-1 CLAWBACK POLICY By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Driven Brands Holdings Inc. (the “Company”) Compensation Recovery Policy (as it may be amended and in effect from time to time, the “Policy”). By signing this Acknowledgement, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with, and provision of services to, the Company. In the event of any inconsistency between the Policy and the terms of any employment or other agreement to which the undersigned is a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern. Further, by signing below, the undersigned acknowledges that the Company will not indemnify the undersigned against the loss of any Erroneously Awarded Compensation (as defined in the Policy) and agrees to abide by the terms of the Policy, including, without limitation, by forfeiting, returning and/or reimbursing any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy. ________________________________ Signature ________________________________ Printed Name _________________________________ Date